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                                                                    EXHIBIT 4.13


                      AMENDMENT NO. 1 TO SECURITY AGREEMENT

                  This AMENDMENT NO. 1 TO SECURITY AGREEMENT, dated as of February 7, 2003 (this "Amendment"), is made by REPUBLIC ENGINEERED PRODUCTS LLC ("Republic"), a Delaware limited liability company, REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC, a Delaware limited liability company ("Republic Holdings"), N&T RAILWAY COMPANY LLC, a Delaware limited liability company, and LASALLE BANK NATIONAL ASSOCIATION, as trustee and collateral agent pursuant to the Indenture, dated as of August 16, 2002, among Republic and Blue Steel Capital Corp., a Delaware corporation, as Issuers, Blue Bar, L.P., a Delaware limited partnership, and N&T Railway Company LLC, a Delaware limited liability company, as Guarantors, LaSalle Bank National Association, a national banking association, in its capacity as Trustee and in its capacity as Collateral Agent (the "Indenture"), as pledgee, assignee and secured party (in such capacity and together with any successors and assigns in such capacities, the "Collateral Agent"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Indenture.

                                    RECITALS:

                  A. The Issuers, Guarantors and Trustee entered into a certain Security Agreement, dated as of August 16, 2002 (the "Security Agreement"), in connection with the issuance of the Notes under the Indenture.

                  B. Blue Bar, L.P. will merge with and into Republic Holdings, with Republic Holdings as the surviving entity (the "Merger").

                  C. As a result of the Merger, Republic Holdings will be the successor to the rights and obligations of Blue Bar, L.P. under the Security Agreement by operation of law.

                  D. This Amendment is being entered into by the parties hereto in accordance with Section 9.1 of the Indenture solely to clarify that the Merger may be effected without providing thirty (30) days' prior written notice to the Collateral Agent pursuant to Section 6(d) of the Security Agreement.

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Amendments. Section 6(d) of the Security Agreement is hereby amended by inserting at the end of such subsection the following words:
"Notwithstanding the foregoing, the merger of Blue Bar, L.P. with and into Republic Engineered Products Holdings LLC, a Delaware limited liability company, shall not require the Pledgors to deliver written notice to the Collateral Agent thirty (30) days prior to such merger in accordance with this Section 6(d); provided that Republic Engineered Products Holdings LLC shall prepare and, at the direction of the Collateral Agent, within one (1) Business Day after the effectiveness of such merger file with


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the Secretary of State of the State of Delaware a UCC-3 Financing Statement to
change the name of the debtor on the UCC financing statement previously filed in connection with the perfection of the security interest granted hereunder from Blue Bar, L.P. to Republic Engineered Products Holdings LLC."

         SECTION 2. Ratification of Security Agreement. Except as amended hereby, the Security Agreement is in all respects ratified and confirmed and all its terms shall remain in full force and effect. This Amendment shall form a part of the Security Agreement for all purposes, and every holder of Notes heretofore or hereafter authenticated shall be bound hereby.

         SECTION 3. GOVERNING LAW; TERMS. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 4. Successors. All agreements of Republic, the Guarantors and the Collateral Agent in this Amendment and the Security Agreement shall bind their respective successors and assigns.

         SECTION 5. Multiple Counterparts. The parties may sign multiple counterparts of this Amendment. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

         SECTION 6. Effective Date of this First Amendment. This Amendment shall be effective at such date and time that the Merger is effective.

         SECTION 7. Trustee Disclaimer. The Collateral Agent accepts the amendment of the Security Agreement effected by this Amendment and agrees to execute the Amendment, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Republic, or for or with respect to (i) the validity, efficacy, or sufficiency of this Amendment or any of the terms or provisions hereof, (ii) the proper authorization hereof by Republic by corporate action or otherwise, or
(iii) the due execution hereof by Republic, and the Collateral Agent makes no representation with respect to any such matters.

         SECTION 8. Severability Clause. In case of any clause of this Amendment shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.







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         SECTION 9. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.






                  [Remainder of Page Intentionally Left Blank]



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                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.


                                    REPUBLIC ENGINEERED PRODUCTS LLC,
                                              as Pledgor


                                         By:  /s/ Joseph F. Lapinsky
                                              ----------------------
                                              Name:  Joseph F. Lapinsky
                                              Title: Chief Executive Officer
                                                     and President



                                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC,
                                              as Pledgor


                                         By:  Blue Bar Holdings, L.P.,
                                              as Sole Member and Manager


                                         By:  Blue Steel Corporation
                                              as Sole General Partner


                                         By:  /s/ Stephen Presser
                                              ----------------------
                                              Name:  Stephen Presser
                                              Title: Treasurer and Secretary



                                    N&T RAILWAY COMPANY LLC,
                                              as Pledgor


                                         By:  REPUBLIC ENGINEERED PRODUCTS LLC
                                              Its Sole Member


                                         By:  /s/ Joseph F. Lapinsky
                                              ----------------------
                                              Name:  Joseph F. Lapinsky
                                              Title: President and Chief
                                                     Executive Officer



                                    BLUE STEEL CAPITAL CORP.,
                                              as Pledgor


                                         By:  /s/ Joseph F. Lapinsky
                                              ----------------------
                                              Name:  Joseph F. Lapinsky
                                              Title: President and Chief
                                                     Executive Officer


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                                    LASALLE BANK NATIONAL ASSOCIATION,
                                              as Collateral Agent


                                         By:  /s/ Victoria Y. Douyon
                                              ----------------------
                                              Name:  Victoria Y. Douyon
                                              Title: First Vice President

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